EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Natural Health Trends Corp.
Dallas, Texas

We consent to the incorporation by reference in the registration statement on Form S-1 (File No. 333-192485) of Natural Health Trends Corp. of our report dated March 7, 2014, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Lane Gorman Trubitt, PLLC

Dallas, Texas

March 7, 2014